UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2026

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place Suite 3300
Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On May 28, 2026 Kennametal Inc., a Pennsylvania corporation (“Kennametal” or the “Company”), completed the public offer and sale of $300,000,000 aggregate principal amount of the Company’s 5.800% Senior Notes due May 28, 2036 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the underwriters’ discount and the estimated offering expenses payable by Kennametal, are approximately $295,932,716.

Kennametal intends to use the net proceeds from the Notes offering to fund the consideration for the purchase of its 4.625% Senior Notes due 2028 (the “2028 Notes”) validly tendered and accepted for purchase pursuant to a previously announced concurrent tender offer for the 2028 Notes. Any excess proceeds will be used for general corporate purposes, which may include redemption or repayment of outstanding indebtedness, including any untendered 2028 Notes.

The Notes were issued pursuant to an Indenture dated February 14, 2012 (the “Base Indenture”) between Kennametal and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (“U.S. Bank”), as trustee, as supplemented by the Fifth Supplemental Indenture dated May 28, 2026 (the “Fifth Supplemental Indenture”) between Kennametal and U.S. Bank, as trustee. Kennametal may issue additional debt securities from time to time pursuant to the Base Indenture.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which and the form of the Note are filed as Exhibits 4.1 and 4.2, respectively, to this report on Form 8-K, and are incorporated herein by reference into the Registration Statement No. 333-283027 (the “Registration Statement”).

Item 2.03.	Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above with respect to the Notes, the Base Indenture and the Fifth Supplemental Indenture is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

The Notes were sold pursuant to an Underwriting Agreement dated May 19, 2026 (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc., BNP Paribas Securities Corp. and PNC Capital Markets LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by Kennametal. It also provides for customary indemnification by each of Kennametal and the Underwriters against certain liabilities and customary contribution provisions with respect to those liabilities.

From time to time, in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with Kennametal and its affiliates. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 1.1, to this report on Form 8-K.

A copy of the legality opinion delivered by Willkie Farr & Gallagher LLP, special counsel to the Company in connection with the issuance of the Notes, is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K is being filed for the purpose of filing the attached documents in connection with the issuance of the Notes as exhibits to the Registration Statement, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated May 19, 2026 by and among Kennametal Inc. and BofA Securities, Inc., BNP Paribas Securities Corp. and PNC Capital Markets LLC, as representatives of the several underwriters named in Schedule 1 thereto*

4.1	Fifth Supplemental Indenture dated May 28, 2026 between Kennametal Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)*

4.2	Form of 5.800% Senior Note due May 28, 2036 (form included in Fifth Supplemental Indenture being filed herewith as Exhibit 4.1)*

5.1	Opinion of Willkie Farr & Gallagher LLP*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026	KENNAMETAL INC.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel